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                  EMPLOYMENT AND NON-COMPETITION AGREEMENT


     THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT (this "Agreement") is made as of this 31st day of December, 1997, by and between OUTSOURCING SERVICES GROUP, INC., a Delaware corporation having its principal place of business at 425 South Ninth Avenue, City of Industry, California 91716-3382 (the "Company"), and its subsidiaries Aerosol Services Company, Inc., Piedmont Laboratories, Inc., Kolmar Laboratories, Inc. (the "Subsidiaries") and CHRISTOPHER DENNEY, whose address is __________________________________
(the "Employee").

                            W I T N E S S E T H:

     WHEREAS, the Company is engaged or proposed to be engaged, through the Subsidiaries, in the business of providing aerosol and liquid filling of cosmetics, toiletries and skin care products and related packaging services and has need for management personnel with experience in said business;

     WHEREAS, the Employee is experienced in the business of providing aerosol and liquid filling, packaging of cosmetics, toiletries and skin care products, and related services and in the management of such business;

     WHEREAS, the Company and the Subsidiaries desire to employ the Employee an executive capacity upon the terms and conditions hereinafter set forth; and

     WHEREAS, the Employee is willing to enter into this Agreement with respect to the Employee's employment and services upon the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the foregoing recitals and the promises herein contained, the parties agree as follows:


                                  1. TERM

     SECTION 1.01. Employment. Subject to the provisions of Section 4.01 hereof, the Company hereby employs the Employee and the Employee hereby accepts employment with the Company for a period of three (3) years beginning on January 1, 1998 and terminating at the close of business on December 31, 2000 (the "Employment Term") , including service at Company's principal executive offices located in the Eastern United States. The Employment Term may be extended by a mutual agreement in writing for additional years on the same or mutually agreeable terms, but if no such mutual agreement is executed prior to December 31, 2000 the Employment Term shall expire. If the employment of Employee is terminated pursuant to
Article 4 of this Agreement or by reason of the death or disability of such Employee, the time during which the Employee is actually employed shall be referred to as the "Employee's Employment."


                                 2.  DUTIES

     SECTION 2.01. General Duties. The Employee shall serve as the President and Chief Executive Officer of the Company during the Employee's Employment and as President and Chief Executive Officer of the Company's Kolmar Division, including the Company's subsidiary Kolmar Laboratories, Inc. Further, Employee shall serve as a member of the Board of Directors of the Company, and its subsidiaries Aerosol Services Company, Inc., Piedmont Laboratories, Inc. and Kolmar Laboratories, Inc. and, if requested by the Board of Directors, of other subsidiaries. The Employee shall, during Employee's Employment, subject to the policies of the Board of Directors of the Company, manage and direct the business of the Company, being directly responsible to manage and direct the Kolmar Division and to supervise the persons managing the Aerosol Division, performing those acts and doing those things customarily done by the Chief Executive Officer for companies comparable to the Company. The Company shall indemnify the Employee for such service to the maximum extent permitted by applicable law.

     SECTION 2.02. Devotion of Time to the Company's Business. The Employee agrees during Employee's Employment, to devote his best efforts to his employment, and perform such duties consistent with his capacity as Chief Executive Officer of the Company as shall be determined by the Board of Directors of the Company. The Employee further agrees to (i) devote substantially all his business time to fulfill the duties of his office to the business and affairs of the Company, (ii) devote his time and resources to the recruitment, training and development of a team of focused professionals capable of managing and directing the business of the Company, and (iii) faithfully observe his duties to preserve as confidential all trade and other secrets of the Company. The Employee shall not, during Employee's Employment, unless otherwise agreed to in advance and in writing by the Company, seek or accept other employment, become self-employed in any other capacity, or engage in any activities which are detrimental to the business of the Company. Notwithstanding the foregoing, the Employee may engage in personal investment activities which do not interfere with the Employee's duties under this Agreement.


                              3.  COMPENSATION


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     SECTION 3.01. Base Salary. As compensation for his services hereunder, during the Employment Term, the Employee shall receive an annual base salary of Two Hundred Fifty Thousand Dollars ($250,000). Such base salary shall be payable in cash at the times and in the installments consistent with the Company's payroll practices. Company shall review such salary on at least an annual basis with a view to consider increases considering, among other factors, Company performance and cost-of-living increases.

  SECTION 3.02.  Bonus Plans.

     (a) The Employee shall be a full participant in any performance bonus plan made available to senior executives of the Company. It is intended for such plans to include a stock ownership/purchase plan and an annual cash bonus plan. Attached as Exhibit A is an outline of the proposed plan submitted to the Company's board. Company intends to adopt a plan on or prior to June 30, 1998.

       (b)       Upon effectiveness of this Agreement, as described in
 Article VII, Employee shall receive options (the "Options") to purchase eighty-five thousand (85,000) shares of Company's common stock at the price of $10 per share. The Options shall be exercisable on the earlier of (A) the third anniversary of the Effective Date described below and (B) the date, if any, prior to such third anniversary on which (i) the Company's common stock becomes publicly traded on a national securities exchange or the Nasdaq stock market, (ii) the Company completes an initial public offering of its common stock with proceeds in excess of $15,000,000, (iii) the Company, or its assets or business, is sold substantially as an entirety. The Options are further subject to the terms and conditions set forth in the Stock Option Agreement by and between Employee and the Company dated of even date (the "Option Agreement").

       (c) For each of the first five years after the Effective Date, Employee shall participate, along with other executives, in a stock option program providing for the annual award, to all such participants in the aggregate, of options to purchase up to 50,000 shares of Company stock.

       (d) Company shall assume, if legally permissible, Employee's current pension benefits plan and, if that is not legally possible, shall provide for Employee a pension program providing the same economic benefits.

       (e) Company shall continue in effect the terms of its current certificate of incorporation and bylaws which provide for indemnification of officers and directors to the maximum extent provided by law. Company currently carries directors' and officers' liability insurance with a deductible of $100,000 and a maximum coverage of $5 million but reserves the right to change such coverage if Company's directors so determine.

     SECTION 3.03. Continuation of Salary. If the Employee dies or becomes disabled during the Employment Term so that he is unable to perform his duties hereunder, if Company terminates this Agreement for any reason except as specified in Section 4.01, or if Employee resigns for "good reason" as described in Section 4.02, the Company agrees to continue to pay the Employee or his estate his base salary monthly, but not beyond the end of the Employment Term, and to continue to provide the benefits described in Section 3.04.

     SECTION 3.04. Benefits. During the Employment Term, the Employee shall be entitled to insurance benefits substantially similar to those now provided under the Kolmar Laboratories, Inc. employee health benefit plan as now in effect, and may continue such benefits after any termination of this Agreement by paying the applicable premium to the extent allowed by applicable law. However, the Company may cease providing such benefits if any law or regulation prohibits making benefits available except on an equal basis for all employees and if the benefits now provided Employee are not so available.


                              4.  TERMINATION

     SECTION 4.01. Termination by the Company. Any of the following acts or omissions shall constitute grounds for the Company to terminate this
Agreement:

       (a) Employee's failure to perform the duties of his office or to conduct and manage the Business of the Company in a manner reasonably consistent with the criteria established by the Board of Directors;

       (b) Conduct on the part of the Employee which constitutes the breach of any statutory or common law duty of loyalty to the Company which has a material adverse effect on Company;

       (c) Any illegal act by the Employee (as evidenced by a conviction) which materially and adversely affects the business of the Company; or

       (d) Intentional wrongful engagement in any competitive activity prohibited by Section 5.01 or 5.02 hereof or employment in another business in a manner not permitted by Section 2.02.

     It shall be presumed that the Employee's participation in a business enterprise other than the Company (except for service on boards of


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directors approved by the Company) constitutes cause for termination under clause (d) of this section. Termination by the Company shall be accomplished by written notice to the Employee and, if pursuant to paragraph (a) above, shall be preceded by a written notice providing a reasonable opportunity for the Employee to correct his conduct, if the conduct in question can be corrected.

     SECTION 4.02. Resignation for Good Reason. Employee may resign for "good reason" and thereby terminate Employee's Employment (but not his other obligations hereunder) as a result of the following:

       (a) Without the Employee's prior written consent, a reduction in his current salary;

       (b) The taking of any action by the Company that would substantially diminish the aggregate value of the benefits provided to the Employee under the Employee's medical, health, accident, disability, life insurance, thrift and retirement plans in which he was participating on the date of this Agreement, other than any such reduction which is (i) required by law, (ii) implemented in connection with a general concessionary arrangement affecting all employees or affecting the group of employees (senior management) of which the Employee is a member or (iii) generally applicable to all beneficiaries of such plans;

       (c) An involuntary relocation of the Employee's place of employment to a place other than the general Toronto, Ontario or New York, New York areas;

       (d) Resignation as a result of unlawful discrimination or other unlawful acts committed against employee, as evidenced by a settlement, arbitration award or final court order; or

       (e) A reduction in duties and responsibilities which results in the Employee no longer having the customary duties of a chief executive officer.

 Provided Company continues to make the payments provided for in Section 3.03, none of the actions specified in clauses (a) through (e) above shall constitute a breach of this Agreement.

     SECTION 4.03. Damages for Breach of Contract. In the event of a breach of this Agreement by either the Company or the Employee resulting in damages to the other party, that party may recover from the party breaching this Agreement any and all damages that may be sustained, excluding incidental, consequential and punitive damages.

     SECTION 4.04. Arbitration. With the exception of suits for specific enforcement of the provisions of Sections 5.01 and 5.02, any controversy, dispute or claim arising out of, relating to, or concerning this Agreement, the breach of this Agreement, the employment of the Employee, or the termination of the Employee's employment will be resolved pursuant to this
Section 4.04. This includes all claims, whether arising in tort or contract, and whether arising under statute or common law. Any such controversy, dispute or claim will be submitted to the American Arbitration Association ("AAA") in New York, New York for final and binding arbitration in accordance with its Employment Dispute Rules then existing; provided that, if the rules of the AAA differ from those in this section, the provisions of this section will control. Any demand for resolution of such a matter must be sent to the AAA and served on the other party within the period covered by the applicable statute of limitations. No arbitrator will have any authority to extend, modify, or suspend any of the terms of this Agreement. The arbitrator must make his award in writing and must accompany it with an opinion discussing the evidence and setting forth the reasons for the award. The decision of the arbitrator within the scope of the submission will be final and binding on both parties, and any right to judicial action on any matter subject to resolution by arbitration hereunder hereby is waived unless otherwise required by applicable law, except suit to enforce an award by the arbitrator or in the event resolution by an arbitrator is not available for any reason. This Section
4.04 will be specifically enforceable. Judgment upon any award rendered by the AAA and/or any other arbitrator may be entered in any court having jurisdiction.

     SECTION 4.05. Attorneys' Fees and Costs. If any action in law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party or parties shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled, to the extent awarded or allocated by the court or arbitrator.


                         5.  RESTRICTIVE COVENANTS

     The following restrictive covenants shall apply to this Agreement:

     SECTION 5.01. Confidentiality. Employee acknowledges and agrees that the Company's formulas, sources of supply, cost and financial data, customer arrangements, marketing plans and other non-public data have a unique nature and value, derived in part from their status as non-public and proprietary information. Employee agrees, during the Employment Term and thereafter, to preserve and protect the confidential nature of said information, and not to disclose to any third parties, or use for anyone's benefit except the benefit of the Company, any non-public information about the Company or its business.

     SECTION 5.02. No Adverse Acts. During the Employment Term and continuing for two (2) years after the date of the expiration of Employee's Employment, the Employee will not directly or indirectly, solicit, take away, or attempt to solicit or take away any customer or employee of the Company either on the Employee's behalf or on behalf of any other person or entity which competes with Company. If the Company terminates this Agreement on a basis not specified in Section 4.01, or on a basis described in Section 4.01(a), Employee shall not be required to honor this Section
5.02 unless Company continues to pay Employee's salary and benefits for the balance of the Term even if such payments would not otherwise be required.


                             6.  MISCELLANEOUS

     SECTION 6.01. Notices. Any notices to be given hereunder by either party to the other shall be in writing and may be effected by personal delivery, by courier, or by mail (registered or certified), postage prepaid with return receipt requested, or by facsimile confirmed by mail. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph. Mailed notices shall be deemed communicated as of four (4) calendar days after mailing. Notices delivered personally or by courier shall be deemed delivered when actually received.

     Section 6.02. Entire Agreement. This Agreement supersedes any and all other agreements (other than the Option Agreement), either oral or in writing, between the parties hereto with respect to the employment of the Employee by the Company and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, which are not embodied herein, and that no other prior agreement, statement or promise not contained in this Agreement shall be valid and binding. Any modification of this Agreement, statement or promise not contained in this Agreement shall not be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

     Section 6.03. Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

     Section 6.04. Law Governing Agreement. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

     Section 6.05. Currency. All amounts described in this Agreement are in United States Dollars.

     Section 6.06. Successors and Assigns. The rights and obligations of the Company and the Employee under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

     Section 6.07 Work Permit. The Company shall, at its expense, assist Employee to file all forms and take all other actions needed to apply for a permit or visa permitting him to work in the United States.

     Section 6.08. No Conflict. The Company hereby represents and warrants to Employee that this Agreement and the Company's obligations hereunder do not violate or conflict with the terms, conditions or covenants of the Company's (and certain of its subsidiaries') financing agreements entered into on or about the Effective Date.

     Section 6.09. Waiver. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.


                             7.  EFFECTIVE DATE

     Section 7.01. This Agreement shall become effective upon the closing contemplated by the Share and Asset Purchase Agreement among CCL Industries, Inc., CCL Industries Corporation and Outsourcing Services Group, Inc. dated October 28, 1997. Provided such closing occurs, the "Effective Date" for purposes of this Agreement shall be December 31, 1997.


                       [SIGNATURES ON FOLLOWING PAGE]

                  [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]



  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement



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 on the day and year first above written.

 AEROSOL SERVICES COMPANY, INC.          "Company"

 By: /s/ Joseph Sortais                  OUTSOURCING SERVICES GROUP, INC.
     ---------------------------
 Name:  Joseph Sortais
       -------------------------
 Title:  Chief Financial Officer
       -------------------------


 PIEDMONT LABORATORIES, INC.             By: /s/ Joseph Sortais
                                            ------------------------------
 By: /s/ Joseph Sortais                  Name:  Joseph Sortais
    ----------------------------              ----------------------------
 Name:  Joseph Sortais                   Title:  Chief Financial Officer
      --------------------------               ---------------------------
 Title:  Chief Financial Officer         "Employee"
       -------------------------

                                         /s/ Christopher Denney
                                         --------------------------------
 KOLMAR LABORATORIES, INC.               CHRISTOPHER DENNEY

 By: /s/ Joseph Sortais
    ----------------------------
 Name:  Joseph Sortais
      --------------------------
 Title:  Chief Financial Officer
       -------------------------